EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To TechSys, Inc.:

As independent public accountants, we hereby consent to the incorporation of our audit report for the year-ended December 31, 2000 of Micro Fuel Cell Systems, Inc., dated September 17, 2001, into TechSys' Form 8-K/A to be filed with the SEC on October 15, 2001.

LAURENCE ROTHBLATT & COMPANY

Great Neck, NY
October 15, 2001